UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

DigitalOcean Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40252	45-5207470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Edgeview Drive, Suite 425 Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

(646) 827-4366

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On August 14, 2025, DigitalOcean Holdings, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $625 million principal amount of its 0.00% Convertible Senior Notes due 2030 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase up to an additional $75 million principal amount of Notes. The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of August 14, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes will be senior, unsecured obligations of the Company and not bear regular interest and the principal amount of the Notes will not accrete. Special interest and additional interest, if any, will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2026 (if and to the extent that special interest and/or additional interest is then payable on the Notes). The Notes will mature on August 15, 2030, unless earlier converted, redeemed or repurchased by the Company.

Noteholders will have the right to convert their Notes at their option only in the following circumstances: (i) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2025, if the last reported sale price per share of the Company’s common stock, $0.000025 par value per share (the “Common Stock”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (ii) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Common Stock on such trading day and the conversion rate on such trading day; (iii) upon the occurrence of certain corporate events or distributions on the Common Stock, as described in the Indenture; (iv) if the Company calls such Notes for redemption; and (v) at any time from, and including, May 15, 2030 until the close of business on the scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, based on the applicable conversion rate(s). The initial conversion rate is 25.5317 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $39.17 per share of Common Stock, and is subject to adjustment upon the occurrence of certain events. If a “Make-Whole Fundamental Change” (as defined in the Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on a redemption date on or after August 15, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. However, the Company may not elect to redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not subject to redemption as of the time the Company sends the related redemption notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “Fundamental Change” (as defined in the Indenture) occurs, then, subject to certain exceptions set forth in the Indenture, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Common Stock.

The Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of special interest and additional interest, if any, on the Notes, will be subject to certain cure periods); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to convert a Note in accordance with the Indenture upon exercise of the conversion right with respect thereto; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its “significant subsidiaries” (as defined in the Indenture) with respect to indebtedness for borrowed money with a principal amount of at least $150,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.

On August 11, 2025, in connection with the pricing of the Notes, and on August 12, 2025, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into capped call transactions with one or more financial institutions, including an affiliate of an Initial Purchaser. The capped call transactions are generally expected to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $66.51 per share (which represents a premium of 125% over the last reported sale price of the Common Stock of $29.56 per share on the New York Stock Exchange on August 11, 2025), and is subject to certain adjustments under the terms of the capped call transactions.

The Company estimates that the net proceeds from the Offering will be approximately $605.6 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company used approximately $83.9 million of the net proceeds from the Offering to pay the cost of the capped call transactions described above. In addition, the Company used approximately $1,131.3 million, consisting of the net proceeds from the Offering, together with cash on hand and $380 million of term loans under the Company’s credit facility, to repurchase in cash $1,187.7 million aggregate principal amount of its 0.00% Convertible Senior Notes due 2026 (the “2026 Notes”), concurrently with the pricing of the Offering in privately negotiated transactions effected through one of the initial purchasers or its affiliates, as agent, with certain holders of the 2026 Notes.

The above description of the Indenture, the Notes and the capped call transactions is a summary and is not complete. A copy of the Indenture, the form of the certificate representing the Notes and the form of capped call confirmations are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture, the Notes and the capped call confirmations set forth in such Exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement, dated August 11, 2025, among the Company and the representatives of the several initial purchasers named therein. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of Common Stock. Initially, a maximum of 21,143,375 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 33.8294 shares of Common Stock per $1,000 principal amount of the Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.

On August 11, 2025, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 12, 2025, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Repurchase Program

On August 11, 2025, the Company adopted a new stock repurchase program authorizing the repurchase of up to $100 million of Common Stock (the “Repurchase Program”). The Company intends to repurchase shares of Common Stock under the Repurchase Program when it is opportune to do so at prevailing market prices or in negotiated transactions off the market. The purchases under the Repurchase Program will occur using a variety of methods, which may include but are not limited to open market purchases, the implementation of a 10b5-1 plan, and/or any other available methods in accordance with Securities and Exchange Commission (“SEC”) and other applicable legal requirements. The Repurchase Program will expire on July 31, 2027.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements concerning the Offering, the effects of the capped call transactions, the effects of the repurchase of the 2026 Notes, the Company’s expectations regarding the expected net proceeds from the Offering and use of those net proceeds, and statements about the Company’s expectations regarding stock repurchases. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “expect,” “intend,” “may,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ from the Company’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in the Company’s filings and reports with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025, in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 6, 2025 and August 5, 2025, respectively and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. In addition, forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that the Company believes to be reasonable as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise except to the extent required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated August 14, 2025, between DigitalOcean Holdings, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Form of Global Note representing DigitalOcean Holdings, Inc.’s 0.00% Convertible Senior Notes due 2030 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Confirmation for Capped Call Transactions.

99.1	Press release dated August 11, 2025.

99.2	Press release dated August 12, 2025.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalOcean Holdings, Inc.

Dated: August 14, 2025

	By:	/s/ W. Matthew Steinfort
W. Matthew Steinfort
Chief Financial Officer